Exhibit 10.4

INVESTORS’ RIGHTS AGREEMENT`

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is entered into as of the 2nd day of October, 2024, by and among Innventure, Inc. f/k/a Learn SPAC Holdco, Inc. (“Holdco”), a Delaware corporation, and the undersigned parties listed under Founding Investors on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, Holdco is party to that certain Business Combination Agreement, dated as of October 24, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “BCA”), by and among Holdco, Learn CW Investment Corporation, LCW Merger Sub, Inc., Innventure LLC (“Innventure”), and Innventure Merger Sub, LLC (“Innventure Merger Sub”), pursuant to which, among other things, Innventure Merger Sub merged with and into Innventure, with Innventure being the surviving company and a wholly-owned subsidiary of Holdco, and Innventure members receiving Common Shares of Holdco in exchange for their membership interests in Innventure as provided by the BCA; and

WHEREAS, in connection with the transactions contemplated by the BCA, Holdco has agreed to grant to the Founding Investors certain rights with respect to nomination of directors on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               DEFINITIONS. The following terms used herein have the following meanings:

1.1     “Affiliate” means, with respect to any specified person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified person, through one or more intermediaries or otherwise.

1.2    “Agreement” is defined in the preamble to this Agreement.

1.3     “BCA” is defined in the recitals to this Agreement.

1.4     “Beneficially Own” or “Beneficially Owned” has the meaning ascribed to it in Section 13(d) of the Exchange Act.

1.5     “Board of Directors” means the board of directors of Holdco.

1.6     “Closing Date” has the meaning set forth in the BCA.

1.7     “Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

1.8     “Common Shares” means shares of Common Stock of Holdco, par value $0.0001 per share.

1.9     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

1.10   “Founding Investor” means each of the persons listed on Exhibit A and each of their Permitted Transferees.

1.11   “Founding Investor Shares” means those Common Shares Beneficially Owned by the Founding Investors.

1.12   “Independent Director” shall mean a director who complies with the independence requirements for directors with respect to Holdco (without reference to any applicable exemptions from such requirements, and without reference to any heightened requirements for service on the audit committee of the Board of Directors) for companies listed on the Nasdaq Stock Market.

1.13   “Investor” is defined in the preamble to this Agreement.

1.14   “Majority Founding Investor Direction” means a direction to nominate directors received by Holdco from Founding Investors holding more than 50% of the Founding Investor Shares.

1.15   “Management Director” shall mean a director who is an executive officer of Holdco.

1.16   “Minimum Holding Condition” is defined in Section 2.1(b).

1.17   “Notices” is defined in Section 3.2.

1.18   “Permitted Transferees” means (a) with respect to any Investor, its (i) officers, directors, members, consultants or Affiliates, (ii) relatives and trusts for estate planning purposes, (iii) descendants upon death or (iv) pursuant to a qualified domestic relations order, (b) Holdco, and (c) any other Investor.

1.19   “person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

1.20   “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

2.               BOARD OF DIRECTORS.

2.1    Designees

(a)       Upon the Closing, the Board shall initially consist of nine (9) directors, including Gregory W. Haskell, David Yablunosky, Michael Otworth, Suzanne Niemeyer, James O. Donnally, Bruce Brown, Elizabeth Williams, Daniel J. Hennessy, and Michael Amalfitano. In accordance with the certificate of incorporation of Holdco, the Board will be divided into three (3) classes serving staggered three-year terms. The initial term of the Class I directors shall expire at the first (1st) annual meeting of the stockholders of Holdco following the Closing Date at which directors are elected. The initial term of the Class II directors shall expire at the second (2nd) annual meeting of the stockholders of Holdco following the Closing Date at which directors are elected. The initial term of the Class III directors shall expire at the third (3rd) annual meeting of the stockholders of Holdco following the Closing Date at which directors are elected. Gregory W. Haskell, Daniel J. Hennessy and Michael Amalfitano will be assigned to Class I, David Yablunosky, James O. Donnally, and Bruce Brown will be assigned to Class II, and Michael Otworth, Suzanne Niemeyer, and Elizabeth Williams will be assigned to Class III. From and after the Closing, the rights of the Founding Investors to designate directors to the Board and its committees shall be as set forth in the remainder of this Section 2.

(b)        From and after the Closing Date, in respect of each annual meeting or special meeting of the stockholders of Holdco at which directors are to be elected, the Founding Investors, collectively, shall have the right, but not the obligation, to nominate for election to the Board of Directors in any applicable election that number of individuals determined in accordance with Section 2.1(c) below (the “Founding Investor Nominees”). Holdco will use reasonable best efforts, including taking all necessary action (to the extent permitted by applicable law and to the extent such action is consistent with the fiduciary duties of the directors under Delaware law), to cause the Founding Investor Nominees to be elected to serve as directors on the Board of Directors.

(c)        The number of Founding Investor Nominees which Holdco shall cause to be elected at each annual meeting or special meeting of the stockholders of Holdco at which directors are to be elected is that number which, assuming all such individuals are successfully elected to the Board of Directors, when taken together with any incumbent director of a different class nominated by the Founding Investors and not standing for election in such election, would result in the number of directors on the Board of Directors nominated by the Founding Investors as specified below:

(i)         up to seven (7) directors, so long as the Founding Investors collectively beneficially own (directly or indirectly) greater than 70% of the outstanding Common Shares;

(ii)         up to six (6) directors, so long as the Founding Investors collectively beneficially own more than 50% of the outstanding Common Shares but less than 70% of the outstanding Common Shares;

(iii)       up to four (4) directors, so long as the Founding Investors collectively beneficially own at least 40% of the outstanding Common Shares but less than 50% of the outstanding Common Shares;

(iv)        up to three (3) directors, so long as the Founding Investors collectively beneficially own at least 20% of the outstanding Common Shares but less than 40% of the outstanding Common Shares; and

(v)        up to two (2) directors, so long as the Founding Investors collectively beneficially own at least 5% of the outstanding Common Shares but less than 20% of the outstanding Common Shares.

In the event the size of the Board is increased or decreased at any time to other than nine (9) directors, the Founding Investors’ collective nomination rights under this Section 2.1 shall be proportionately increased or decreased, respectively, rounded up to the nearest whole number.

(d)       For the avoidance of doubt, the rights granted to the Founding Investors to designate members of the Board are additive to, and not intended to limit in any way, the rights that Founding Investors or any of their respective Affiliates may have to nominate, elect or remove directors under Holdco’s certificate of incorporation, bylaws or the Delaware General Corporation Law.

(e)      Holdco agrees, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Delaware law), that taking all necessary corporate action to effectuate the above will include (i) including the Persons designated pursuant to this Section 2.1(b) in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors, (ii) nominating and recommending each such individual to be elected as a director as provided herein, (iii) soliciting proxies or consents in favor thereof, and (iv) without limiting the foregoing, otherwise using its reasonable best efforts to cause such nominees to be elected to the Board, including providing at least as high a level of support for the election of such nominees as it provides to any other individual standing for election as a director.

(f)       In the event that a vacancy is created on the Board at any time by the death, disability, resignation or removal of a Director designated by the Founding Investors pursuant to this Agreement, then the Founding Investors will be entitled to designate an individual to fill the vacancy. Holdco will take all necessary action (to the extent permitted by applicable law and to the extent such action is consistent with the fiduciary duties of the directors under Delaware law) to cause such replacement designee to become a member of the Board.

3.               MISCELLANEOUS.

3.1     Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of Holdco hereunder may not be assigned or delegated by Holdco in whole or in part.

3.2     Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To Holdco:	6900 Tavistock Lakes Boulevard Suite 400 Orlando, Florida 32827 Attn: Bill Haskell; Roland Austrup Email: bhaskell@innventure.com; raustrup@innventure.com
with a copy (which shall not constitute notice) to:	Jones Day 1221 Peachtree Street, N.E., Suite 400 Atlanta, Georgia 30361 Attn: Joel T. May; Patrick S. Baldwin; Thomas L. Short Email: jtmay@jonesday.com; pbaldwin@jonesday.com; tshort@jonesday.com

To a Founding Investor, to the address set forth below such Investor’s name on Exhibit A.

3.3    Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

3.4     Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

3.5     Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

3.6     Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

3.7     Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

3.8     Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

3.9     Remedies Cumulative. In the event that Holdco fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investor may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

3.10   Governing Law; Dispute Resolution. This Agreement shall be governed by the laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of Court of Chancery of the State of Delaware and any State of Delaware appellate court therefrom for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Court of Chancery of the State of Delaware and any State of Delaware appellate court therefrom, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

3.11   Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAVIER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT OR DELICT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW, CIVIL LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO A TRIAL BY JURY FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable legal fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in any court of competent jurisdiction.

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IN WITNESS WHEREOF, the parties have caused this Investors’ Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY

INNVENTURE, INC. F/K/A LEARN SPAC HOLDCO, INC.

By:	/s/ Michael Otworth
Name: Michael Otworth
Title: Executive Chairman

FOUNDING INVESTORS:

/s/ MICHAEL OTWORTH
MICHAEL OTWORTH

/s/ RICHARD BRENNER
RICHARD BRENNER

/s/ JOHN SCOTT
JOHN SCOTT

/s/ BILL HASKELL
BILL HASKELL

/s/ DAVID E. YABLUNOSKY
DAVID E. YABLUNOSKY

/s/ ROLAND AUSTRUP
ROLAND AUSTRUP

/s/ GREG WASSON
GREG WASSON

Signature Page to Investors’ Rights Agreement